EXHIBIT 4.2.1

DATED	5 November 2015

MIMECAST LIMITED

(a company incorporated in Jersey)

and

MIMECAST LIMITED

(a company incorporated in England and Wales)

and

THE SHAREHOLDERS

SHAREHOLDERS’ AGREEMENT

relating to Mimecast Limited (Jersey) and Mimecast Limited (England and Wales)

5 New Street Square | London EC4A 3TW Tel +44 (0)20 7300 7000 Fax +44 (0)20 7300 7100 DX 41 London www.taylorwessing.com

THIS DEED is made on	5 November 2015

BETWEEN

(1)	MIMECAST LIMITED (company number 119119) whose registered office is at 22 Grenville Street, St Helier, Jersey JE4 8PX (“Newco”);

(2)	MIMECAST LIMITED (company number 4698693) whose registered office is at 6th Floor, Citypoint, One Ropemaker Street, London EC2Y 9AW (the “Company”); and

(3)	the holders of shares in the capital of the Company listed in schedule 1 (the “Shareholders”).

INTRODUCTION

(A)	On 18 September 2012 the Company and the Shareholders entered into a subscription and shareholders’ agreement (the “Original Shareholders’ Agreement”).

(B)	Newco made an offer on 20 October 2015 to the Shareholders and all other holders of shares in the capital of the Company to purchase, pursuant to an offer circular of the Company (the “Circular”), their entire issued share capital of the Company in exchange for shares in the capital of Newco (the “Offer”).

(C)	On the terms and conditions set out in this deed, the Company and the Shareholders wish to terminate the Original Shareholders’ Agreement and Newco and the Shareholders wish to enter into an agreement similar to the Original Shareholders’ Agreement.

AGREED TERMS

1.	Termination of the Original Shareholders’ Agreement

1.1	Conditional only upon completion of the Offer in accordance with its terms, the Company and the Shareholders absolutely and irrevocably agree that the Original Shareholders’ Agreement shall be terminated without the need for further notice by any of them.

1.2	Termination of the Original Shareholders’ Agreement in accordance with this clause 1 shall not release or discharge a party from any liabilities, actions, claims, proceedings and demands of whatever nature (actual or contingent, present or future) which at the time of termination have already accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such termination.

2.	Entry into the Newco Shareholders’ Agreement

Conditional only upon completion of the Offer in accordance with its terms, Newco and the Shareholders absolutely and irrevocably agree that:

(a)	the Original Shareholders’ Agreement shall be effective as between them as though references therein to “Mimecast Limited” were to Newco (the “Newco Shareholders’ Agreement”). For the avoidance of doubt:

(i)	it is the parties’ intention that the Newco Shareholders’ Agreement shall be in respect of the rights and obligations relating to Newco or as between them and the Newco following the date of completion of the Offer in accordance with its terms, and accordingly references in the Newco Shareholders’ Agreement to rights and obligations prior to such date (which were relevant in the context of the Original Shareholders’ Agreement only) shall be ignored;

(ii)	references in the Newco Shareholders’ Agreement to “Articles of Association” or “New Articles” shall be to the articles of association of Newco from time to time and references to an article of the Company’s articles of association shall be to the closest approximating article in the articles of association of Newco from time to time; and

(iii)	references to shares in the Company are to the equivalent class of shares in Newco; and

(b)	a new clause shall be inserted into the Newco Shareholders’ Agreement which shall read:

“Termination

This agreement shall continue in full force and effect until the first to occur of the following events:

(i)	a Sale or an IPO; or

(ii)	the completion of the dissolution and winding-up of the Company.”

3.	Consents

Each Shareholder acknowledges the Offer and hereby absolutely and irrevocably:

(a)	waives all rights within the Original Shareholders’ Agreement and the Newco Shareholders’ Agreement relating to the Offer; and

(b)	consents to the Offer and to all matters, acts or things necessary or incidental (in the reasonable opinion of the boards of directors of the Company and Newco) to give effect thereto.

4.	Further assurances

4.1	At any time after the date of this deed each party shall, and shall use its best endeavours (consistent with accepted commercial practice) to procure that any necessary third party associated with it shall, at the sole cost and expense of that party, execute and deliver all such deeds and documents in a form reasonably satisfactory to the other parties and do such matters, acts and things as may reasonably be required for the purpose of giving effect to the intention set out in clause 2(a)(i).

4.2

Following completion of the Offer, Newco shall make an election to treat the Company as a disregarded entity under United States Treasury Regulations Section 301.7701-3, effective as of the date immediately following the date in which the Offer is completed (the “CTB Election”). The parties intend that the acquisition by Newco of the shares of the Company pursuant to the completion of the Offer, followed by the CTB Election, shall together be treated as a reorganization under Section 368(a)(1)(F) of the United States Internal Revenue Code (the “Code”), and that this Agreement shall constitute the “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

Unless otherwise required pursuant to a determination by a taxing authority, none of the parties shall take any reporting position or other action inconsistent with the foregoing, and none of the parties shall fail to take any reporting position or other action to the extent such failure is inconsistent with the foregoing.

5.	Counterparts

5.1	This deed may be executed in any number of counterparts which together shall constitute one deed. Any party may enter into this deed by executing a counterpart and this deed shall not take effect until it has been executed by all parties.

5.2	Delivery of an executed signature page of a counterpart by facsimile transmission or in Adobe™ Portable Document Format (PDF) sent by electronic mail shall take effect as delivery of an executed counterpart of this deed. If either method is adopted, without prejudice to the validity of such deed, each party shall provide the others with the original of such page as soon as reasonably practicable thereafter.

6.	Governing law and jurisdiction

This deed (and any dispute, controversy, proceedings or claim of whatever nature arising out of or in any way relating to this deed or its formation) shall be governed by and construed in accordance with English law, and the parties submit to the exclusive jurisdiction of the courts of England in connection with any such dispute, controversy, proceedings or claim.

This deed has been executed and delivered by each of the parties as a deed on the date first written on the front page of this deed.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS VII, L.P.	)
By: its General Partner	)
Insight Venture Associates VII, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Venture Associates VII, Ltd.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS (CAYMAN))
VII, L.P.	)
By: its General Partner	)
Insight Venture Associates VII, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Venture Associates VII, Ltd.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS VII	)
(CO-INVESTORS), L.P.	)
By: its General Partner	)
Insight Venture Associates VII, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Venture Associates VII, Ltd.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS	)
(DELAWARE) VII, L.P.	)
By: its General Partner	)
Insight Venture Associates VII, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Venture Associates VII, Ltd.

EXECUTED and DELIVERED as a DEED	)
by INSIGHT VENTURE PARTNERS	)
COINVESTMENT FUND II, L.P.	)
By: its General Partner	)
Insight Venture Associates Coinvestment II, L.P.	)	/s/ illegible
By: its General Partner	)	Director / Authorised Signatory
Insight Holdings Group, LLC

EXECUTED and DELIVERED as a DEED	)	/s/ Edward Thorogood
by INDEX VENTURES V (JERSEY), L.P.	)	Edward Thorogood, Alternate Director
By: its Managing General Partner:	)
Index Venture Associates V Limited	)	/s/ Sinead Meehan
	)	Sinead Meehan

EXECUTED and DELIVERED as a DEED	)	/s/ Edward Thorogood
by INDEX VENTURES V PARALLEL	)	Edward Thorogood, Alternate Director
ENTREPRENEUR FUND (JERSEY), L.P.	)
By: its Managing General Partner:	)
Index Venture Associates V Limited	)	/s/ Sinead Meehan
	)	Sinead Meehan

EXECUTED and DELIVERED as a DEED	)
by YUCCA (JERSEY) SLP	)
)
By: Elian Employee Benefit Services Limited	)
as Authorized Signatory of Yucca (Jersey) SLP in its capacity as administrator of the Index	) )	/s/ illegible
Co-Investment Scheme	)	Authorised Signatory – Elian Employee
	)	Benefit Services Limited

EXECUTED and DELIVERED as a DEED	)	/s/ Norman Fiore
By DAWN ENTERPRISE CAPITAL	)	Authorised Signatory
FUND LP acting by its general partner	)
DAWN CAPITAL LLP	)
	)	/s/ Haakon Overli
	)	Authorised Signatory

EXECUTED and DELIVERED as a DEED	)	/s/ illegible
By DAWN MIMECAST	)	Director Clambake Limited
HOLDINGS LIMITED	)
)
	)	/s/ illegible
	)	Director/Secretary Cellar Limited

EXECUTED and DELIVERED as a DEED	)	/s/ illegible
By DAWN MIMECAST	)	Director Clambake Limited
(II) HOLDINGS LIMITED	)
)
	)	/s/ illegible
	)	Director/Secretary Cellar Limited

EXECUTED and DELIVERED as a DEED		)	/s/ illegible
By OSPREY HEIGHTS LIMITED		)	Director
)
)
		)	/s/ illegible
		)	Director/Secretary

SIGNED as a DEED and DELIVERED		)
by PETER BAUER in the		)	/s/ Peter Bauer
presence of:		)

witness signature	/s/ Michelle L. Anzivino

witness name	Michelle L. Anzivino

witness address

witness occupation

SIGNED as a DEED and DELIVERED		)
by NEIL MURRAY in the		)	/s/ Neil Murray
presence of:		)

witness signature	/s/ Sharon Boniface

witness name	Sharon Boniface

witness address

witness occupation

EXECUTED and DELIVERED as a DEED		)	/s/ illegible
By BUTTERWORTH TRUST		)	Trustee
)
)
		)	/s/ illegible
		)	Trustee

SIGNED as a DEED and DELIVERED		)
by ROGER FULLERTON in the		)	/s/ Roger Fullerton
presence of:	Christine Fullerton	)

witness signature	/s/ Christine Fullerton

witness name

witness address

witness occupation

SIGNED as a DEED and DELIVERED		)
by JAMES ESPEY in the		)	/s/ James Espey
presence of:		)

witness signature	/s/ Christine Holland

witness name	Christine Holland

witness address

witness occupation

SIGNED as a DEED and DELIVERED		)
by MARK BILBE in the		)	/s/ Mark Bilbe
presence of:		)

witness signature	/s/ Michelle L. Anzivino

witness name	Michelle L. Anzivino

witness address

witness occupation

EXECUTED and DELIVERED as a DEED		)	/s/ Peter Campbell
By MIMECAST LIMITED acting by a director		)	Director
in the presence of:		)

witness signature	/s/ Michelle L. Anzivino

witness name	Michelle L. Anzivino

witness address

witness occupation

EXECUTED and DELIVERED as a DEED		)	/s/ Peter Campbell
By MIMECAST LIMITED		)	Director

SCHEDULE 1

THE SHAREHOLDERS

Insight Venture Partners VII, L.P.

Insight Venture Partners (Cayman) VII, L.P.

Insight Venture Partners VII (Co-Investors), L.P.

Insight Venture Partners (Delaware) VII, L.P.

Insight Venture Partners Coinvestment Fund II, L.P.

Index Ventures V (Jersey), L.P.

Index Ventures V Parallel Entrepreneur Fund (Jersey), L.P.

Yucca (Jersey) SLP

Dawn Enterprise Capital Fund LP

Dawn Mimecast (II) Holdings Limited

Neil Murray

Peter Bauer

Rock Trustees as trustees of the Butterworth Trust

Dawn Enterprise Capital Fund LP

Dawn Mimecast Holdings Limited

Dawn Mimecast (II) Holdings Limited

James Espey

Mark Bilbe

Osprey Heights Limited

Roger Fullerton